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                                                               EXHIBIT 10.2

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into on this 31st day of December, 1997, by and among COMMUNICATIONS WIRING AND ACCESSORIES, INC., a Georgia corporation (the "Buyer"), and HALIS SERVICES, INC., a Georgia corporation (the "Seller").

                              W I T N E S S E T H:

      WHEREAS, Buyer wishes to purchase from Seller and Seller wishes to sell, transfer and deliver to Buyer certain of Seller's non-health care related assets and property, all upon the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, the parties hereto agree as follows:

      1. Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing (as hereinafter defined), Seller shall sell, transfer and deliver to Buyer, and Buyer will purchase from Seller, all of Seller's right, title and interests in and to those non-health care related assets and properties of Seller set forth on Exhibit A attached hereto (the "Purchased Assets"), in each case free and clear of all mortgages, liens, encumbrances, equities, claims and obligations to other persons of every kind and character.

      2. Assumption of Liabilities. Upon the consummation of the transactions contemplated by this Agreement, Buyer shall assume, and shall timely pay, perform and discharge in accordance with the terms thereof, those liabilities and obligations of the Seller set forth in Exhibit B attached hereto (the "Assumed Liabilities"). Except for the Assumed Liabilities, Buyer shall not assume any, and Seller shall remain liable to pay and perform, all liabilities of Seller or any business now or previously operated by Seller.

      3. Consideration and Payment.

         3.1 Purchase Price. In consideration of the sale, transfer, conveyance and delivery of the Purchased Assets, and in reliance upon the representations and warranties made herein by Seller, Buyer shall assume the Assumed Liabilities and pay to Seller the aggregate sum of One Million and No/100 Dollars ($1,000,000.00) (the "Purchase Price"), subject to adjustment in accordance with
Section 3.2 below.

         3.2 Payment of Purchase Price.

                  (a) Upon the terms and subject to the conditions of this Agreement, Buyer shall pay the Purchase Price to Seller in monthly installments, commencing with an initial



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installment being due and payable on February 15, 1998, and with each subsequent installment being due and payable on the 15th calendar day of each consecutive month thereafter (each, an "Installment Payment") until the earlier of the date upon which the aggregate amount of Installment Payments paid to Seller shall equal the Purchase Price or December 31, 2007. Each Installment Payment shall be equal to twenty percent (20%) of the license fees, lease payments and royalties actually received by Buyer with respect to the Purchased Assets for the calendar month immediately preceding the respective date upon which such Installment Payment shall be due and payable; provided, however, that in the event that the aggregate amount of all Installment Payments actually paid by Buyer to Seller prior to December 31, 2007 (the "Paid Installments") shall be less than $500,000, Buyer shall pay to Seller an amount equal to the difference between $500,000 and the Paid Installments on December 31, 2007. In the event that the aggregate amount of all Installment Payments actually paid by Buyer to Seller prior to December 31, 2007 shall be equal to or greater than $500,000, Buyer shall have no further obligation to make Installment Payments to Seller and the entire Purchase Price shall be deemed to be equal to the Paid Installments.

                  (b) Buyer may prepay the Purchase Price, in whole or in part, at any time; provided, however, that such prepayments shall be applied to the Purchase Price in inverse order of the date upon which Installment Payments shall be due and payable.

                  (c) In the event that an Installment Payment calculated in accordance with Section 3.2(a) above shall exceed the balance of the Purchase Price remaining to be paid by Buyer to Seller as of the date of such Installment Payment, the amount of such Installment Payment shall be reduced by such excess in order that the aggregate sum of all monthly installments paid by Buyer to Seller under this Agreement shall be equal to the Purchase Price.

                  (d) Until such time as the earlier of the date upon which the Purchase Price is paid in full by Buyer to Seller or December 31, 2007, Buyer shall (i) not suspend or discontinue any Installment Payments provided for in this Section 3.2; (ii) furnish to Seller on the date upon which each Installment Payment becomes due and payable a written report, certified by an executive officer of Buyer as being true and correct, showing the gross revenues of Buyer resulting or derived from any sale of the Purchased Assets and services rendered by Buyer with respect to the Purchased Assets for the calendar month immediately preceding the respective date upon which such Installment Payment shall be due and payable (each, a "Written Report"); (iii) at the request of Seller, provide to Seller such further information reasonably requested by Seller to enable it to verify the information contained in any written report furnished to Seller in accordance with each Written Report; (iv) maintain complete and accurate books and records of its operations and properties which adequately document the gross revenues of Buyer resulting or derived from any sale of the Purchased Assets and services rendered by Buyer with respect to the Purchased Assets; and (v) permit Seller, upon reasonable advance notice and during normal business hours, (through its employees, accountants, attorneys and other agents) to inspect the books and records of Buyer with respect to Buyer's calculations of Installment Payments, to make


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extracts therefrom and to audit the correctness of any written report provided to Seller in accordance with each Written Report.

                  (e) In the event that it shall be determined, at any time, that Buyer has under-reported any Installment Payment in excess of five percent (5%) of any Installment Payment properly due and payable with respect to any Written Report, Buyer, in addition to and not in lieu of any other remedy of Seller at law, in equity or under this Agreement, shall reimburse Seller's full cost and expense incurred in connection with Seller's inspection and audit thereof and pay to Seller an amount equal to the under-reported Installment Payment plus interest calculated from the date such Installment Payment was due and payable until the date such under-payment is paid to Seller. Any payments due Seller under this Section 3.2(e) shall be due and payable within ten (10) days following written notice by Seller of any under-payment.

                  (f) Any payment owed by Buyer to Seller under this Agreement which is not paid to Seller on or before the date upon which such payment shall be due and payable shall accrue interest at the lesser of ten percent (10%) per annum or the highest legal rate allowed by applicable law.

      4. Closing of Purchase and Sale.

         4.1 Time and Place of Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall be completed on December 31, 1997 or such other date as the parties hereto shall mutually agree upon (the "Closing Date"). The Closing shall take place at the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-3592 or at such other place as the parties hereto shall mutually agree upon.

         4.2 Closing Obligations of Seller. At the Closing, Seller shall:

                  (a) execute and deliver to Buyer a bill of sale in form and substance substantially in the form of Exhibit C attached hereto, conveying all of Seller's right, title and interest in the Purchased Assets to Buyer;

                  (b) deliver to Buyer a certified copy of the articles of incorporation and bylaws of Seller and the resolutions duly adopted by the board of directors of Seller authorizing and approving the execution and delivery by Seller of this Agreement, and the consummation by Seller of the transactions contemplated by this Agreement;

                  (c) deliver to Buyer a certificate of existence issued by the Secretary of State of the State of Georgia not earlier than 30 days prior to the Closing Date;


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                  (d) deliver to Buyer all such certified resolutions,
certificates, documents or instruments with respect to Seller's corporate existence and authority as Buyer's counsel may have reasonably requested prior to Closing;

                  (e) deliver to Buyer all original executed copies of consents, approvals, waivers and lien releases (including UCC-3 termination statements) from third parties, if any, necessary to evidence the transfer of all of Seller's right, title and interest in the Purchased Assets to Buyer free and clear of all mortgages, liens, encumbrances, equities, claims and obligations to other persons of every kind and character; and

                  (f) deliver to Buyer an opinion, dated the Closing Date, from Smith, Gambrell & Russell, L.L.P., counsel for Seller, in form and substance satisfactory to Buyer and its counsel.

         4.3 Closing Obligations of Buyer. At the Closing, Buyer shall:

                  (a) execute and deliver to Seller an assumption agreement in form and substance substantially in the form of Exhibit D attached hereto, evidencing the assumption by Buyer of the Assumed Liabilities;

                  (b) execute and deliver to Seller a security agreement in form and substance substantially in the form of Exhibit E attached hereto, granting to Seller a security interest in those Purchased Assets which constitute or relate to proprietary software developed by Seller prior to the date hereof (including, but not limited to, any source code and any bug fixes, modifications, corrections or enhancements made to such software from time to time, whether made by Buyer or Seller);

                  (c) deliver to Seller a certificate of existence issued by the Secretary of State of the State of Georgia not earlier than 30 days prior to the Closing Date;

                  (d) deliver to Seller a certified copy of the articles of incorporation and bylaws of Buyer and the resolutions duly adopted by the board of directors of Buyer authorizing and approving the execution and delivery by Buyer of this Agreement, and the consummation by Buyer of the transactions contemplated by this Agreement;

                  (e) deliver to Seller all such certified resolutions, certificates, documents or instruments with respect to Buyer's corporate existence and authority as Seller's counsel may have reasonably requested prior to Closing; and

                  (f) deliver to Seller an opinion, dated the Closing Date, from Frantz, Sanders and Grattan, LLP, counsel for Buyer, in form and substance satisfactory to Seller and its counsel.


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               5. Representations and Warranties of Seller. In order to
induce Buyer to enter into this Agreement and consummate the transactions contemplated herein, Seller represents and warrants to the Buyer the following as of the date hereof and as of the Closing Date:

                  5.1 Due Incorporation; Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                  5.2 Authorization and Enforceability of the Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Seller, and this Agreement constitutes a valid and legally binding obligation of Seller enforceable according to its terms. Neither the execution, delivery of nor the consummation of the transactions contemplated by this Agreement does or will, conflict with, result in a breach or violation of, constitute a default under or result in (or create in any party a right to cause) the acceleration of any rights under (a) the articles of incorporation or bylaws of Seller, (b) to the knowledge of Seller, any law, rule, ordinance or regulation applicable to Seller or the Purchased Assets, (c) any judgment, order, injunction, award or decree of any court, arbitration or governmental authority by which Seller or the Purchased Assets are bound, or (d) any contract, instrument, agreement or understanding to which Seller is a party or by which Seller or the Purchased Assets are bound.

                  5.3 Title to Assets. Seller possesses good and marketable title to all of the Purchased Assets, free and clear of all mortgages, liens, encumbrances, equities, claims and obligations to other persons of every kind and character.

                  5.4 Taxes. Seller has filed all federal, state, and local tax returns required to be filed and has made timely payment of all taxes shown by those returns to be due and payable, and no tax liens or other similar encumbrances exist on any of the Purchased Assets.

                  5.5 Litigation and Claims. There are no actions, suits, claims, or proceedings pending or threatened against, by or affecting the Purchased Assets in any court or before any governmental agency or authority, or any judgment existing, or, to the knowledge of Seller, any threatened or anticipated claims or liabilities, absolute, contingent or otherwise, which, if decided adversely to Seller, might have a material adverse effect on the Purchased Assets or which might prevent, impede or impair the transfer and delivery of the Purchased Assets in accordance with the terms hereof.

                  5.6 Condition of Purchased Assets. Each item of tangible personal property which constitutes a Purchased Asset is in good working condition, ordinary wear and tear excepted, and to the knowledge of Seller, any repairs required to be made thereto have been carried out and paid for by the Seller.


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         5.7 No Misrepresentations. None of the representations or warranties of
Seller set forth in this Agreement are false or misleading in any material respect or contain any misstatement of fact or omit to state any facts required to be stated to make the statements therein not misleading.

      6. Representations and Warranties of Buyer. In order to induce Seller to enter into this Agreement and consummate the transactions contemplated herein, Buyer hereby represents and warrants to Seller the following as of the date hereof and the Closing Date:

         6.1 Due Incorporation; Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         6.2 Authorization and Enforceability of the Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement constitutes a valid and legally binding obligation of Buyer enforceable according to its terms. Neither the execution, delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement does and will conflict with, result in a breach or violation of, constitute a default under or result in (or create in any party a right to cause) the acceleration of any rights under (a) the articles of incorporation or bylaws of Buyer, (b) to the knowledge of Buyer, any law, rule, ordinance or regulation applicable to Buyer, (c) any judgment, order, injunction, award or decree of any court, arbitrator or governmental authority to which Buyer is bound, or (d) any contract, instrument, agreement or understanding to which Buyer is a party or by which Buyer is bound.

         6.3 No Misrepresentations. None of the representations or warranties of Buyer set forth in this Agreement are false or misleading in any material respect or contain any misstatement of fact or omit to state any facts required to be stated to make the statements therein not misleading.

      7. Indemnification Obligations.

         7.1 Survival of Representations and Warranties. All of the representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing for a period of one (1) year following the Closing Date.

         7.2 Indemnity Agreement of Seller. Seller shall defend, indemnify and hold harmless Buyer and its respective successors and permitted assigns (and their respective directors, officers, employees, agents and affiliates) (each a "Buyer Indemnified Party") from and against any and all losses, damages, claims, liabilities, costs and expenses of any kind or nature (including without limitation, reasonable attorneys' fees and expenses) whether accrued, absolute, contingent,


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known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon the Purchased Assets or incurred by a Buyer Indemnified Party based upon, awarded or asserted against in respect of (a) any breach of any representation or warranty or the nonfulfillment of any covenant or agreement on the part of Seller contained in this Agreement; (b) that certain Marketing Services Agreement, dated February 13, 1996, between TG Marketing and Motivational Marketing Inc.; (c) that certain federal tax lien, dated June 17, 1996 and filed July 10, 1996, with respect to AUBIS Systems Integration, Inc. recorded in Deed Book 21136, page 57 in the amount of $22,279.94; and (d) that certain federal tax lien, dated September 19, 1996 and filed on September 25, 1996, with respect to AUBIS Systems Integration, Inc., recorded in Deed Book 21539, page 258 in the amount of $14,195.28.

         7.3 Indemnity Agreement of Buyer. Buyer shall defend, indemnify and hold harmless Seller and its respective successors and permitted assigns (and their respective directors, officers, employees, agents and affiliates) (each a "Seller Indemnified Party") from and against any and all losses, damages, claims, liabilities, costs and expenses of any kind or nature (including without limitation, reasonable attorneys' fees and expenses) whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon the Purchased Assets or incurred by a Seller Indemnified Party based upon, awarded or asserted against in respect of (a) any breach of any representation or warranty or the nonfulfillment of any covenant or agreement on the part of Buyer contained in this Agreement; (b) the payment or performance of any Assumed Liability following the Closing Date; and (c) any action or omission by Buyer after the Closing Date with respect to the operation by Buyer of its business, any sales of products or the Purchased Assets or any services rendered in connection therewith and any expressed or implied warranty or misinformation with respect thereto.

         7.4 Indemnification Procedures. If either Buyer or Seller becomes aware of or receives notice of any third party claim or the commencement of any third party action or proceeding with respect to which another party (the "Indemnitor") is obligated to provide indemnification pursuant to this Section 7, the party entitled to indemnification (the "Indemnitee") shall promptly give the Indemnitor notice thereof. Such notice shall not be a condition precedent to any liability of the Indemnitor under the provisions for indemnification contained in this Agreement, unless (and only to the extent that) failure to give such notice materially prejudices the rights of the Indemnitor with respect to such claims, actions, or proceedings. The Indemnitor may compromise or defend, at the Indemnitor's own expense, and by the Indemnitor's own counsel, any such matter involving the asserted liability of the Indemnitee. If the Indemnitor elects not to compromise or defend such matter, then the Indemnitee, at the Indemnitor's expense and by the Indemnitee's own counsel, may defend such matter, but regardless of whether or not the Indemnitor elects to assume the defense of any such matter the Indemnitee may not compromise the defense thereof without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld. In any event, the Indemnitee, the Indemnitor and the Indemnitor's counsel (and, if applicable, the Indemnitee's counsel) shall cooperate in the compromise of, or the defense against, any such asserted liability. If the Indemnitor chooses to defend any claim, the


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Indemnitee shall make available to the Indemnitor any books, records, or other documents within its control that are reasonably necessary or appropriate for such defense.

         7.5 Payment.

             (a) The Indemnitor shall promptly pay the Indemnitee any amount due under this Section 7. Upon judgment, determination, settlement or compromise of any third party claim, the Indemnitor shall pay promptly on behalf of the Indemnitee, and/or to the Indemnitee in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other claims of the Indemnitee with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnitor desires to appeal from an adverse judgment, then the Indemnitor shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnitor of such amounts, the Indemnitor shall succeed to the rights of such Indemnitee, to the extent not waived in settlement, against the third party who made such third party claim.

             (b) Notwithstanding the existence of any dispute or claim for indemnification between Seller and Buyer, Buyer shall make all Installment Payments when due and shall not withhold any Installment Payments pending the resolution of such dispute or claim for indemnification. Buyer hereby acknowledges that the obligations of Buyer to make the payments required in
Section 3.2 hereof and to perform and observe its obligations contained herein shall be absolute and unconditional and shall not be affected by any dispute, claim, indemnification, abatement, reduction, set-off, diminution, defense, counterclaim or recoupment whatsoever or any right to any thereof.

         7.6 Adjustment of Liability. In the event an Indemnitor is required to make any payment under this Section 7 in respect of any damages, liability, obligation, loss, claim, or other amount indemnified hereunder, such Indemnitor shall pay the Indemnitee an amount (the "Adjusted Amount") which is equal to the sum of (i) the amount of such damages, liability, obligation, loss, claim or other amount, minus (ii) the amount of any insurance proceeds the Indemnitee actually receives with respect thereto, minus (iii) any third party payments actually received by the Indemnitee with respect to such damages, liability, obligation, loss, claim or other amount after demand or notice to such third party from the Indemnitor (with the consent of the Indemnitee which will not be unreasonably withheld).

         7.7 Limitations on Indemnification.

             (a) The maximum aggregate amount which Seller shall be liable to pay Buyer with respect to the transactions contemplated by this Agreement (including amount payable pursuant to Section 7.2 hereof and any amount payable by reason of any other remedy available to Buyer at law, in equity or otherwise) shall be the amount of the Purchase Price.


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             (b) Buyer shall have no right to indemnification and Seller shall have no obligation to pay any amount under this Section 7 unless and until the aggregate amount of any and all such indemnification claims made by Buyer exceeds $5,000.00 (the "Deductible"), in which case, Buyer shall only be entitled to indemnification to the extent such indemnification claims exceed the Deductible; provided, however, that the Deductible shall not apply to any indemnification claim made by Buyer with respect to those matters set forth in items (b), (c) and (d) of Section 7.2 hereof.

         7.8 No Waiver. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to Indemnification hereunder, regardless of whether the party seeking Indemnification has knowledge of the breach, violation or failure of condition constituting the basis of a claim at or before the Closing.

         7.9 Exclusivity. Following the Closing, in the absence of actual fraud on the part of Seller (in which case Buyer may avail itself of all statutory and common law remedies for such fraud), the right to receive indemnification pursuant to this Section 7 shall be the sole and exclusive remedy of Buyer and Seller, or their respective officers, directors, employees, agents, affiliates, successors and assigns for, monetary damages of any kind with respect to any breach of this Agreement or conduct otherwise relating to the negotiation and completion of the transactions contemplated herein.

      8. Miscellaneous.

         8.1 Knowledge. Where any representation or warranty contained in this Agreement is qualified by reference to the knowledge of a party, such reference shall be deemed to mean the actual, conscious knowledge, without further inquiry, of such party with respect to the matter which is the subject of such representation and warranty.

         8.2 Expenses. Except as otherwise specifically provided herein, the Buyer shall pay its own expenses, including the fees and disbursements of its counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. Likewise, except as otherwise specifically provided herein, Seller shall pay its own expenses, including the fees and disbursements of their counsel in connection with the negotiation, preparation and execution of this Agreement, and the consummation of the transactions contemplated hereby.

         8.3 Arbitration.

             (a) Any differences or disputes arising out of or in connection with this Agreement or out of or in connection with agreements regarding its performance, including any questions regarding the existence, validity or termination of this Agreement or agreements regarding its performance, during the term of this Agreement or thereafter shall be settled by binding arbitration under the rules of the American Arbitration Association ("Rules") by three (3)


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arbitrators appointed in accordance with the Rules and experienced in matters relating to the dispute.

             (b) The place of the arbitration shall be Atlanta, Georgia, U.S.A. Both parties consent and submit to the personal jurisdiction and venue of the trial courts of Fulton County, Georgia, U.S.A., and also to the personal jurisdiction and venue of the United States District Court for the Northern District of Georgia, U.S.A., for purposes of enforcing this provision. The arbitration shall take place at a time noticed by the American Arbitration Association regardless of whether one of the parties fails or refuses to participate.

             (c) All awards of the arbitration shall be binding and nonappealable except as otherwise provided in the United States Arbitration Act. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof. The arbitral tribunal shall also decide on the matter of attorneys' fees and expenses and costs of the arbitration.

         8.4 Time of the Essence. Time shall be of the essence with respect to the performance by any party of any obligation or duty hereunder.

         8.5 Further Assurances. The parties hereto have executed documents simultaneously herewith which are intended to accomplish the provisions of this Agreement. The parties recognize that there may be clerical errors in the documents executed at the Closing, or that certain additional documents must be executed hereafter to complete or consummate the transactions contemplated by this Agreement, and that from time to time hereafter, Buyer and Seller shall, if reasonably requested by the other party hereto, make, execute and deliver to the other such additional instruments as may be necessary or proper to correct clerical errors or to consummate the transactions provided for herein in the manner contemplated hereby.

         8.6 Brokerage Commissions and Finder's Fees. Buyer and Seller agree to hold the respective other party harmless from and against all brokerage commissions or finder's fees incurred by Seller or Buyer, as the case may be, in connection with the transactions contemplated by this Agreement, and will defend, indemnify and hold the other parties harmless from and against any and all claims for finder's fees or brokerage or other commissions which may at any time be asserted against any of such other parties founded upon a claim which is inconsistent with the aforesaid representation and warranty of the indemnifying party, together with any and all losses, damages, costs and expenses (including reasonable attorneys' fees and costs) relating to such claims or arising therefrom or incurred by the indemnified party in connection with the enforcement of this indemnification provisions.

         8.7 Notices. Any notice, communication, request, approval or consent that may be given or that is required to be given under the terms of this Agreement shall be in writing, and shall be sent by certified mail, return receipt requested as follows:


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If to Seller to:                     HALIS Services, Inc.
                                     9040 Roswell Road, Suite 470
                                     Atlanta, Georgia 30350
                                     Attention: Chief Financial Officer

with a copy in like manner to:       Smith, Gambrell & Russell, LLP
                                     Suite 3100, Promenade II
                                     1230 Peachtree Street, N.E.
                                     Atlanta, Georgia 30309-3592
                                     Attention: William L. Meyer, Esq.

If to Buyer to:                      Communications Wiring and Accessories, Inc.
                                     501 Bombay Lane
                                     Roswell, Georgia 30076
                                     Attention: President

with a copy in like manner to:       Frantz, Sanders & Grattan, LLP
                                     6100 Lake Forrest Drive, NE, Suite 400
                                     Atlanta, Georgia 30328
                                     Attention: Donald B. DeLoach, Esq.

         8.8 Waiver. The failure of any party to this Agreement to claim or raise a default by another party of any provision hereunder shall not constitute a waiver of the right of that party to claim or raise a subsequent default of the same provision, or to require exact compliance with the terms of this Agreement. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party.

         8.9 Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and personal representatives.

         8.10 Governing Law. This Agreement shall be governed in its enforcement, construction and interpretation by the laws of the State of Georgia, without regard to conflict of laws provisions.

         8.11 Entire Agreement. EXCEPT AS SPECIFICALLY STATED HEREIN, THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF. THERE ARE NO ORAL AGREEMENTS, UNDERSTANDINGS, PROMISES, REPRESENTATIONS OR WARRANTIES BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. ALL PRIOR NEGOTIATIONS AND UNDERSTANDING, IF ANY, BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT HAVE BEEN SUPERSEDED BY THIS AGREEMENT. THIS AGREEMENT MAY NOT BE MODIFIED, AMENDED OR TERMINATED EXCEPT BY A WRITTEN


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

INSTRUMENT SPECIFICALLY REFERRING TO THIS AGREEMENT SIGNED BY THE PARTY TO BE SO BOUND BY SUCH MODIFICATION, AMENDMENT OR TERMINATION.

         8.12 Construction. Should any provision of this Agreement require judicial or arbitral interpretation, it is agreed that the court or arbitrator interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against any party by reason of the general rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto or their respective agents have participated in the preparation of this Agreement.

         8.13 Severability. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part thereof contained in this Agreement.

         8.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute, as to the particular Agreement or document, one and the same instrument, and it shall not be necessary in making proof of this Agreement or any of the other documents delivered in connection herewith to account for more than one of such counterparts.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                                   "SELLER"

                                   HALIS SERVICES, INC.


                                   By: /s/ Harold J. Williams, III
                                      ------------------------------------------
                                      Harold J. Williams, III
                                      Vice President and Chief Financial Officer

                                   "BUYER"

                                   COMMUNICATIONS WIRING AND
                                     ACCESSORIES, INC.


                                   By: /s/ Roger D. White
                                      ------------------------------------------
                                      Roger D. White
                                      President


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